UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 24, 2021

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15231 Laguna Canyon Road, Suite 250, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange
Series A Junior Participating Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 24, 2021 (the “Closing Date”), The New Home Company Inc., a Delaware corporation (the “Company”), completed the sale to certain purchasers (the “Offering”) of an additional $35.0 million in aggregate principal amount of 7.25% Senior Notes due 2025 (the “ 2025 notes”), in a private placement to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The 2025 notes were issued at an offering price of 103.25% of their face amount, which represents a yield to maturity of 6.427%, pursuant to an indenture, dated as of October 28, 2020 (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee, under which the Company previously issued $250.0 million in aggregate principal amount of 7.25% Senior Notes due 2025 (the “existing 2025 notes,” and together with the 2025 notes, the “Notes”).  The 2025 notes are an additional issuance of the existing 2025 notes under the Indenture.

Pursuant to the Indenture, the Company executed an Officers’ Certificate dated February 24, 2021 (the “Officers’ Certificate”) setting forth the terms of the 2025 notes. The 2025 notes have identical terms as the existing 2025 notes other than with respect to the date of issuance and issue price. The 2025 notes, together with the existing 2025 notes, will be treated as a single class for all purposes under the Indenture.

The Company intends to use the net proceeds from the Offering for general corporate purposes, including land acquisition, investment in new markets and working capital, and to pay fees and expenses in connection with the Offering.

Pursuant to the Indenture, interest on the Notes will be paid semiannually in arrears on April 15 and October 15 of each year, commencing on April 15, 2021. The Notes will mature on October 15, 2025.

The Notes and the related guarantees are the Company’s and the Guarantors’ senior unsecured obligations. The Notes and the related guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future unsecured senior debt, including debt under the Company’s senior unsecured revolving credit facility, and senior in right of payment to any of the Company’s and the Guarantors’ future subordinated debt. The Notes and the related guarantees will be effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured debt, to the extent of the value of the assets securing such debt.

On and after October 15, 2022, the Company may redeem all or a portion of the Notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount on the redemption date) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the 12-month period commencing on each of the dates as set forth below:

Year	Redemption Price
October 15, 2022	103.625%
October 15, 2023	101.813%
October 15, 2024	100.000%

Prior to October 15, 2022, the Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount of the Notes, plus the “make-whole” premium described in the Indenture and accrued and unpaid interest, if any, to the redemption date.

In addition, any time prior to October 15, 2022, the Company may, at its option on one or more occasions, redeem Notes (including any additional notes that may be issued in the future under the Indenture) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes (including any additional notes that may be issued in the future under the Indenture) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 107.250%, plus accrued and unpaid interest, if any, to the redemption date, with an amount equal to the net cash proceeds from certain equity offerings by the Company, subject to the terms and conditions described in the Indenture.

If the Company experiences a Change of Control Triggering Event (as defined in the Indenture), holders of the Notes will have the right to require the Company to repurchase such holders’ Notes at 101% of their principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains certain covenants limiting, among other things, the ability of the Company and its restricted subsidiaries to:

●	incur or guarantee additional indebtedness or issue certain equity interests;
●	pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;
●	make certain investments;
●	sell assets;
●	incur liens;
●	create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;
●	enter into transactions with affiliates;
●	create unrestricted subsidiaries; and
●	consolidate, merge or sell all or substantially all of its assets.

These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable. In addition, if the Notes are assigned an investment grade rating by certain rating agencies and no default or event of default has occurred or is continuing, certain covenants related to the Notes would be suspended. If the rating on the Notes should subsequently decline to below investment grade, the suspended covenants would be reinstated.

The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are registered, the Notes may be offered only in transactions that are exempt from registration under, or not subject to, the Securities Act or the securities laws of any other jurisdiction.

The foregoing description of the terms of the Indenture, the Notes and the Officers’ Certificate is qualified in its entirety by reference to the full text of the Indenture filed as Exhibit 4.1 to Company’s current report on 8-K filed on October 28, 2020, including the form of Note attached as Exhibit A thereto and filed as Exhibit 4.2 hereto, and the Officers’ Certificate, a copy of which is attached hereto as Exhibit 4.3, in each case incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 28, 2020, among the Company, the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2020).

4.2	Form of 7.25% Senior Notes due 2025 (included in Exhibit 4.1).

4.3	Officers’ Certificate, dated as of February 24, 2021, delivered pursuant to the Indenture, and setting forth the terms of the Additional Notes.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2021

The New Home Company Inc.

	By	/s/ John M. Stephens
John M. Stephens, Executive Vice President and Chief Financial Officer